Exhibit 99.1

Alkermes Contacts:
For Investors: Sandy Coombs, +1 781 609 6377
For Media: Katie Joyce, +1 781 249 8927

Alkermes Announces the Appointment of Cato T. Laurencin, M.D., Ph.D. to its Board of Directors

DUBLIN, Nov. 19, 2021 – Alkermes plc (Nasdaq: ALKS) today announced the appointment of a new independent director, Cato T. Laurencin, M.D., Ph.D., to the company’s Board of Directors. Dr. Laurencin is a distinguished university professor, award-winning engineer, orthopaedic surgeon, scientist, administrator, and pioneer in the field of regenerative engineering. Dr. Laurencin is actively involved in mentoring and social justice initiatives and has been widely recognized for his work promoting diversity and excellence in science and addressing health disparities. He currently serves as a professor of multiple disciplines at the University of Connecticut (UConn). He is the University Professor and Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery, Professor of Chemical and Biomolecular Engineering, Professor of Materials Science and Engineering and Professor of Biomedical Engineering. He is the Chief Executive Officer of The Connecticut Convergence Institute for Translation in Regenerative Engineering at UConn.

“Dr. Laurencin brings to the Alkermes Board significant experience across a wide range of medical and scientific disciplines, a focus on public health that is consistent with the company’s core values and business strategy, strong administrative skills, and a keen understanding of how scientific innovation has the potential to drive shareholder value creation,” said Richard Pops, Chief Executive Officer and Chairman of Alkermes. “In addition to his many scientific and administrative accomplishments, Dr. Laurencin is dedicated to important social justice research and initiatives, including raising awareness of, and addressing, racial and ethnic health disparities. We are delighted to welcome Dr. Laurencin as our sixth new independent director since 2019.”

“Throughout my career I have been motivated to advance medicine, engineering, science and social justice initiatives, along with direct administrative action, that have the potential to make a meaningful difference in people’s lives. I am pleased to join Alkermes’ Board of Directors and look forward to contributing to the company’s mission of advancing great science and deep compassion to develop innovative medicines that address real unmet patient needs,” said Dr. Laurencin.

Alex Denner, Ph.D., Founder and Chief Investment Officer of Sarissa Capital, stated, “The nomination of Dr. Laurencin is a positive outcome for shareholders. I expect that he will provide a fresh perspective to the Alkermes board, and I am confident he will work with other board members to focus on optimal capital allocation and operational excellence for the benefit of all shareholders.”

About Cato T. Laurencin, M.D., Ph.D.

Cato T. Laurencin, M.D., Ph.D. is the University Professor and Albert and Wilda Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery at UConn, where he also serves as Professor of Chemical and Biomolecular Engineering, Professor of Materials Science and Engineering and Professor of Biomedical Engineering. He serves as Chief Executive Officer of The Connecticut Convergence Institute for Translation in Regenerative Engineering. A practicing surgeon, Dr. Laurencin is a Fellow of the American Academy of Orthopaedic Surgeons, a Fellow of the American Orthopaedic Association, a Fellow of the American College of Surgeons and a member of the American Surgical Association. Dr. Laurencin previously served as Vice President for Health Affairs and Dean of the School of Medicine at UConn, directing a $1 billion dollar enterprise. Dr. Laurencin currently serves on the Board of Directors of MiMedx Group, Inc., a public company focused on advanced wound care and therapeutic biologics.

Dr. Laurencin is a pioneer in the field of regenerative engineering, and an expert in biomaterials science, stem cell technology and nanotechnology. Dr. Laurencin is the Editor-in-Chief of Regenerative Engineering and Translational Medicine, published by Springer Nature, and is the Founder of the Regenerative Engineering Society. He has been widely published in scholarly journals and is named in over 500 papers and patents.

Dr. Laurencin is the first surgeon elected to all four of the National Academy of Sciences, the National Academy of Engineering, the National Academy of Medicine and the National Academy of Inventors. He also has singular distinctions in these fields. In science, he received the Philip Hauge Abelson Prize from the American Association for the Advancement of Science “for signal contributions to the advancement of science in the United States.” In engineering, he received the Simon Ramo Founders Award from the National Academy of Engineering, its oldest/highest award. In medicine, he received the Walsh McDermott Medal from the National Academy of Medicine, one of its oldest/highest awards. In technology, he received the National Medal of Technology and Innovation, America’s highest honor for technological achievement awarded by the President of the United States. He has received many industry and academic society accolades for his work in regenerative engineering. The American Institute of Chemical Engineers Foundation endowed the Cato T. Laurencin Regenerative Engineering Society Founder’s Award, recognizing his preeminence in the field. He is the 2021 recipient of the Spingarn Medal, the highest honor of the NAACP. The medal is presented for the “highest or noblest achievement by a living African American during the preceding year or years in any honorable field.” The award recognizes his seminal and singular accomplishments in tissue regeneration, biomaterials science, nanotechnology, and regenerative engineering.

Dr. Laurencin is actively involved in mentoring and other activities that promote diversity and excellence in science, and is committed to addressing health disparities. He is a core faculty member of the Africana Studies Institute at UConn, and is Editor-in-Chief of the Journal of Racial and Ethnic Health Disparities, published by Springer Nature. He co-founded the W. Montague Cobb/NMA Health Institute, dedicated to addressing health disparities, and served as its Founding Chair until 2017. He is a recipient of the American Association for the Advancement of Science (AAAS) Mentor Award, the Beckman Award for Mentoring, the Presidential Award for Excellence in Science, Math and Engineering Mentoring, and the Herbert W. Nickens Award, presented by the Association of American Medical Colleges in recognition for his work advancing social justice and equity. In 2015, the Society for Biomaterials established the Cato T. Laurencin, M.D., Ph.D. Travel Fellowship in his honor, awarded to underrepresented students in the field of biomaterials. He is the recipient of the 2021 Hoover Medal given by five of the principal engineering societies in America where he was acknowledged as “a foremost champion of diversity.” His citation noted “His actions in direct mentoring, policy and creating institutional change have helped form a more inclusive world.”

Dr. Laurencin earned a B.S.E. in Chemical Engineering from Princeton University, and his M.D., Magna Cum Laude, from the Harvard Medical School. He earned his Ph.D. in Biochemical Engineering/Biotechnology from the Massachusetts Institute of Technology.

About Alkermes plc

Alkermes plc is a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology. The company has a portfolio of proprietary commercial products focused on addiction, schizophrenia and bipolar I disorder, and a pipeline of product candidates in development for neurodegenerative disorders and cancer. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the company’s work to develop innovative medicines that address real unmet patient needs and to drive shareholder value creation. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and in subsequent filings made by the company with SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

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